Exhibit 99.1

July 24, 2013

Press Release

Source:	FarmersNational Banc Corp. John S. Gulas, President and CEO 20 South Broad Street P.O. Box 555 Canfield, OH 44406 330.533.3341 330.533.0451 (FAX) Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. REPORTS RESULTS FOR SECOND QUARTER 2013

HIGHER NONINTEREST INCOME OFFSETS LOWER NET INCOME:

•	Noninterest income for the three months ended June 30, 2013 increased 14.3% from same quarter of 2012.

•	122 consecutive quarters of positive earnings.

•	Net income for three months ended June 30, 2013 is $1.9 million compared to $2.3 million for same quarter of 2012.

STRONG CAPITAL LEVELS:

•	Tier 1 Leverage Ratio improved to 9.64% from 9.44% at June 30, 2012.

•	Tangible common equity ratio at June 30, 2013 remains strong at 9.71%.

STABLE ASSET QUALITY:

•	Non-performing loans decreased from $9.9 million at June 30, 2012 to $8.1 million at June 30, 2013.

•	Non-performing assets to total assets decreased from 0.92% at June 30, 2012 to 0.75% at June 30, 2013.

CANFIELD, Ohio (July 24, 2013) – Farmers National Banc Corp. (Farmers) (NASDAQ: FMNB) today reported financial results for the three and six months ended June 30, 2013.

Net income for the three months ended June 30, 2013 was $1.9 million, compared to $2.3 million for the same three month period in 2012. On a per share basis, net income for the second quarter ended June 30, 2013 was $0.10 per diluted share, compared to $0.12 for the second quarter ended June 30, 2012 and $0.11 for the first quarter ended March 31, 2013. Net income for the six months ended June 30, 2013 was $3.9 million, compared to $4.8 million for the same six month period in 2012. On a per share basis, net income for the six months ended June 30, 2013 was $0.21, a decrease of 19.2% compared to the same six month period in 2012. Farmers’ total assets reported at June 30, 2013 were $1.123 billion, representing a 1% increase compared to $1.117 billion in total assets recorded at June 30, 2012.

John S. Gulas, President and CEO, stated “Although net income decreased in the current quarter compared to the same quarter last year, we are encouraged by the 14.3% improvement in noninterest income which is consistent with our strategy to diversify revenue streams and increase fee income. Our recent acquisition of National Associates, Inc., a retirement plan consulting firm located in Cleveland, Ohio, will further enhance our fee income and will be immediately accretive to earnings. This acquisition closed on July 1, 2013, therefore this quarter’s results do not include business activity from National Associates, Inc. We are also encouraged that asset quality continues to improve, as we have seen non-performing loans decrease 18% or $1.8 million during the past twelve months. Loan growth during the second quarter came from our commercial and indirect loan portfolios.”

Net loans increased $25.8 million (or 5%) in comparing the second quarter of 2013 to the same quarter of 2012. Most of the loan growth in the past twelve months has occurred in the commercial and indirect loans portfolios. Net loans were reported at $589.2 million at June 30, 2013, which compares to $563.4 million at the same time in 2012. Deposits increased $15.3 million, or 1.7%, from $886.6 million at June 30, 2012 to $901.9 million at June 30, 2013, as customers continue to seek the safety and security of FDIC insured deposit accounts. At June 30, 2013, core deposits – savings and money market accounts, time deposits less than $100 thousand, demand deposits and interest bearing demand deposits—represent approximately 90% of total deposits.

Stockholders’ equity totaled $114.3 million, or 10.2% of total assets, at June 30, 2013, a decrease of $4.6 million, or 3.9%, compared to $118.9 million at June 30, 2012. The decrease is mainly the result of mark to market adjustments in securities available for sale due to increases in long term interest rates, offset by retained net income. Shareholders received a total of $0.15 per share in cash dividends paid in the past four quarters, including a special $0.03 cash dividend paid on December 31, 2012. Book value per share decreased from $6.33 per share at June 30, 2012 to $6.16 per share at June 30, 2013. Farmers’ tangible book value per share also decreased from $5.99 per share at June 30, 2012 to $5.85 per share at June 30, 2013. The decreases in book value and tangible book value per share were also the result of the mark to market adjustments in securities available for sale.

Net Interest Income — Net interest income was $9.0 million for the second quarter of 2013, which compared to $9.3 million in the second quarter of 2012. The net interest margin to average earning assets on a fully taxable equivalent basis decreased 17 basis points to 3.63% for the three months ended June 30, 2013, compared to 3.80% for the same period in the prior year. The decrease in net interest margin is largely a result of interest-earning assets repricing at lower rates. In comparing the quarters ending June 30, 2013 and 2012, yields on earning assets decreased 33 basis points, while the cost of interest bearing liabilities decreased 16 basis points.

On a year-to-date basis, net interest income decreased to $18.0 million for the six month period ended June 30 2013, compared to $18.5 million in the same period in 2012. The annualized net interest margin to average earning assets on a fully taxable equivalent basis was 3.65% for the six months ended June 30, 2013, compared to 3.85% for the same period in the prior year.

Noninterest Income — Noninterest income was $3.2 million for the second quarter of 2013, increasing 14.3% from $2.8 million compared to the same quarter of 2012. Security gains were $242 thousand in the second quarter of 2013 compared to none in 2012 as the company sold shares of Fannie Mae preferred stock. Service charges on deposit accounts increased $39 thousand or 8%, and net gains on the sale of loans also increased $50 thousand or 36% as the Company continues to develop its’ operations to originate and sell residential real estate loans in the secondary market. Insurance agency commissions increased from $25 thousand in the second quarter of 2012 to $41 thousand in the second quarter of 2013, and trust fees also increased $26 thousand to $1.4 million in comparing the same time periods.

Noninterest income for the six months ended June 30 2013 was $6.1 million, compared to $5.5 million for the same period in 2012. The increase in noninterest income is primarily due to security gains of $256 thousand in 2013 compared to none in 2012 and income from the sale of loans, increasing from $203 thousand for the six months ended June 30, 2012 to $302 thousand for the same six month period in 2013. Income from investment commissions was also $78 thousand higher in 2013.

Noninterest Expense — Noninterest expense totaled $9.8 million for the second quarter of 2013, which is $1.1 million more than the $8.7 million in the same quarter in 2012. Most of this increase is a result of a $461 thousand or 9.3% increase in salaries and employee benefits, due to increased health care costs and a higher number of employees in the current quarter. The higher employee count is attributed primarily to our expanded branch network and lending support function. Professional fees increased $270 thousand or 59%, mainly as a result of legal and investment banking fees related to the acquisition of National Associates, Inc. Other operating expenses also increased $255 thousand or 22% as a result of increased loan expenses, and increased intangible tax expense.

Noninterest expenses for the six months ended June 30, 2013 was $18.9 million, compared to $17.4 million for the same period in 2012, representing an increase of $1.5 million, or 8.7%. The increase is mainly the result of the previously mentioned increase in salaries and employee benefits, resulting from a higher number of employees in the current year, an increase in professional fees of $347 thousand and a $196 thousand increase in other operating expenses.

Farmers’ tax equivalent efficiency ratio for the six month period ended June 30, 2013 was 74.9% compared to 68.5% for the same period in 2012. The change in the efficiency ratio was the result of the $1.5 million increase in noninterest expenses as explained in the previous paragraph. Management has focused on increasing the levels of noninterest income and reducing the level of noninterest expenses. One of the steps that was implemented in this process is the decision to close two retail branch locations that are located in Warren and Leetonia, Ohio. With declining branch transaction counts and banking trends driving our customers towards online banking offerings, the two branches are currently underutilized. We believe that efficiencies will be gained as these branches sit in close proximity to other branch locations. The branch closings are expected to commence October 1, 2013.

Asset Quality— Non-performing loans equaled 1.35% of total loans at June 30, 2013, lower than the 1.73% reported at the same time in 2012, but slightly higher than the 1.24% reported at March 31, 2013. Loans 30–89 days delinquent decreased $1.04 million, or 29.4%, to $2.5 million since March, 31, 2013. Non-performing loans totaled $8.1 million at June 30, 2013, a decrease of $1.8 million compared to June 30, 2012. On June 30, 2013, the ratio of the allowance for loan losses (ALLL) to non-performing loans was 94.0%, compared to 101.9% at March 31, 2013 and 91.4% at June 30, 2012. At June 30, 2013, the ALLL/total loan ratio was 1.27%, compared to 1.58% at June 30, 2012. For the three months ended June 30, 2013, management recorded a $170 thousand provision to the allowance for loan losses, compared to $255 thousand in the preceding quarter and a $400 thousand provision in the same three month period in the prior year. It is important to note that net charge-offs in the second quarter of 2013 were $89 thousand compared to $376 thousand in the first quarter of 2013 and $798 thousand in second quarter of 2012. In determining the estimate of the allowance for loan losses, management considers the historical loss percentage based upon the loss history of the past 12 quarters, among other factors.

Farmers National Banc Corp. is the bank holding company for the Farmers National Bank of Canfield, Farmers National Insurance, LLC, Farmers Trust Company and National Associates, Inc. Farmers’ operates eighteen banking offices throughout Mahoning, Trumbull, Columbiana and Stark Counties and two trust offices located in Boardman and Howland. Farmers offers a wide range of banking and investment services to companies and individuals, and maintains a website at www.farmersbankgroup.com.

Non-GAAP Disclosure

This press release includes disclosures of Farmers tangible common equity ratio and pre-tax, pre-provision income and pre-tax, pre-provision income, excluding gains (losses) on sales of securities, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in the forward-looking statements can be found in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2012, which has been filed with the Securities and Exchange Commission and is available on Farmers’ website (www.farmersbankgroup.com) and on the Securities and Exchange Commission’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries

Consolidated Financial Highlights

(Amounts in thousands, except per share results) Unaudited

Consolidated Statements of Income	For the Three Months Ended					For the Six Months Ended
	June 30, 2013	March 31, 2013	Dec 31, 2012	Sept 30, 2012	June 30, 2012	June 30, 2013	June 30, 2012	Percent Change
Total interest income	$10,273	$10,266	$10,691	$10,630	$10,903	$20,539	$21,789	-5.7%
Total interest expense	1,234	1,298	1,435	1,529	1,583	2,532	3,248	-22.0%

Net interest income	9,039	8,968	9,256	9,101	9,320	18,007	18,541	-2.9%
Provision for loan losses	170	255	0	325	400	425	400	6.3%
Other income	3,225	2,875	3,671	3,367	2,821	6,100	5,540	10.1%
Other expense	9,822	9,088	9,465	8,896	8,773	18,910	17,403	8.7%

Income before income taxes	2,272	2,500	3,462	3,247	2,968	4,772	6,278	-24.0%
Income taxes	404	495	825	758	682	899	1,472	-38.9%

Net income	$1,868	$2,005	$2,637	$2,489	$2,286	$3,873	$4,806	-19.4%

Average shares outstanding	18,747	18,795	18,799	18,802	18,800	18,771	18,783
Pre-tax pre-provision income	$2,442	$2,755	$3,462	$3,572	$3,368	$5,197	$6,678

Basic and diluted earnings per share	0.10	0.11	0.14	0.13	0.12	0.21	0.26
Cash dividends	557	564	1,128	564	564	1,121	1,690
Cash dividends per share	0.03	0.03	0.06	0.03	0.03	0.06	0.09
Performance Ratios
Net Interest Margin (Annualized)	3.63%	3.68%	3.67%	3.67%	3.80%	3.65%	3.85%
Efficiency Ratio (Tax equivalent basis)	77.16%	72.57%	72.48%	70.12%	68.66%	74.88%	68.48%
Return on Average Assets (Annualized)	0.66%	0.72%	0.92%	0.88%	0.82%	0.69%	0.88%
Return on Average Equity (Annualized)	6.21%	6.70%	8.65%	8.22%	7.81%	6.48%	8.32%
Dividends to Net Income	29.82%	28.13%	42.78%	22.66%	24.67%	28.94%	35.16%

Consolidated Statements of Financial Condition

	June 30, 2013	March 31, 2013	Dec 31, 2012	Sept 30, 2012	June 30, 2012
Assets
Cash and cash equivalents	$26,587	$57,312	$37,759	$79,494	$75,559
Securities available for sale	443,833	439,540	464,088	429,845	420,147
Loans held for sale	4,612	4,330	3,624	4,574	3,718
Loans	596,838	592,520	586,592	572,903	572,453
Less allowance for loan losses	7,590	7,508	7,629	8,625	9,048

Net Loans	589,248	585,012	578,963	564,278	563,405

Other assets	59,209	56,905	55,261	54,555	54,004

Total Assets	$1,123,489	$1,143,099	$1,139,695	$1,132,746	$1,116,833

Liabilities and Stockholders’ Equity
Deposits	$901,886	$915,855	$919,009	$900,138	$886,593
Other interest-bearing liabilities	101,589	101,659	90,309	107,358	107,048
Other liabilities	5,698	5,009	9,585	4,242	4,254

Total liabilities	1,009,173	1,022,523	1,018,903	1,011,738	997,895
Stockholders’ Equity	114,316	120,576	120,792	121,008	118,938

Total Liabilities and Stockholders’ Equity	$1,123,489	$1,143,099	$1,139,695	$1,132,746	$1,116,833

Period-end shares outstanding	18,547	18,795	18,795	18,802	18,802
Book value per share	$6.16	$6.42	$6.43	$6.44	$6.33
Tangible book value per share	5.85	6.10	6.11	6.11	5.99
Capital and Liquidity
Total Capital to Risk Weighted Assets (a)	17.37%	17.48%	17.35%	17.68%	17.68%
Tier 1 Capital to Risk Weighted Assets (a)	16.20%	16.31%	16.18%	16.42%	16.40%
Tier 1 Capital to Average Assets (a)	9.64%	9.77%	9.54%	9.51%	9.44%
Equity to Asset Ratio	10.18%	10.55%	10.60%	10.68%	10.65%
Tangible Common Equity Ratio	9.71%	10.08%	10.12%	10.20%	10.15%
Net Loans to Assets	52.45%	51.18%	50.80%	49.82%	50.45%
Loans to Deposits	66.18%	64.70%	63.83%	63.65%	64.57%
Asset Quality
Non-performing loans (b)	$8,079	$7,368	$8,202	$8,662	$9,900
Other Real Estate Owned	295	410	334	171	412
Non-performing assets	8,374	7,778	8,536	8,833	10,312
Loans 30—89 days delinquent (b)	2,497	3,536	3,658	3,173	2,778

Charged-off loans	456	663	1,377	938	1,015
Recoveries	367	287	382	190	217
Net Charge-offs	89	376	995	748	798
Annualized Net Charge-offs to Average Net Loans Outstanding	0.06%	0.26%	0.71%	0.54%	0.57%
Allowance for Loan Losses to Total Loans	1.27%	1.27%	1.30%	1.51%	1.58%
Non-performing Loans to Total Loans	1.35%	1.24%	1.40%	1.51%	1.73%
Allowance to Non-performing Loans	93.95%	101.90%	93.01%	99.57%	91.39%
Non-performing Assets to Total Assets	0.75%	0.68%	0.75%	0.78%	0.92%

(a)	June 30, 2013 ratio is estimated
(b)	Amounts reported are unpaid principal balance

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity

	June 30, 2013	March 31, 2013	Dec 31, 2012	Sept 30, 2012	June 30, 2012
Stockholders’ Equity	$114,316	$120,576	$120,792	$121,008	$118,938
Less Goodwill and other intangibles	5,836	5,934	6,032	6,134	6,237

Tangible Common Equity	$108,480	$114,642	$114,760	$114,874	$112,701

Reconciliation of Total Assets to Tangible Assets

	June 30, 2013	March 31, 2013	Dec 31, 2012	Sept 30, 2012	June 30, 2012
Total Assets	$1,123,489	$1,143,099	$1,139,695	$1,132,746	$1,116,833
Less Goodwill and other intangibles	5,836	5,934	6,032	6,134	6,237

Tangible Assets	$1,117,653	$1,137,165	$1,133,663	$1,126,612	$1,110,596

Reconciliation of Income Before Taxes to Pre-Tax, Pre-Provision Income

	For the Three Months Ended					For the Six Months Ended
	June 30, 2013	March 31, 2013	Dec 31, 2012	Sept 30, 2012	June 30, 2012	June 30, 2013	June 30, 2012
Income before income taxes	$2,272	$2,500	$3,462	$3,247	$2,968	$4,772	$6,278
Provision for loan losses	170	255	0	325	400	425	400

Pre-tax, pre-provision income	$2,442	$2,755	$3,462	$3,572	$3,368	$5,197	$6,678